UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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☒	Definitive Proxy Statement
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☐	Soliciting Material under § 240.14a-12
Fluence Energy, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fluence Energy, Inc.
4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203
January 28, 2022
To our Stockholders:
On behalf of the Board of Directors, I cordially invite you to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Fluence Energy, Inc., which will be held on Wednesday, March 23, 2022, beginning at 10:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent holders of record of our common stock (composed of Class A common stock, Class B-1 common stock and Class B-2 common stock) at the close of business on January 24, 2022 a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.
Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.
Your vote is important to us regardless of the number of shares that you hold. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Annual Meeting via the Internet. Please vote electronically over the Internet, by telephone or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/FLNC2022. 2021 was a tremendous year for Fluence that saw record levels of contracting activity, revenue generation, and backlog additions that culminated in the successful initial public offering of our company. As we enter a new year, we look to continue our journey to transform the way we power our world for a more sustainable future.
On behalf of the Board of Directors and management, it is my pleasure to express our sincere appreciation for your continued support.

Herman Bulls
Chairman of the Board of Directors

Fluence Energy, Inc.
4601 Fairfax Drive, Suite 600
Arlington, Virginia
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 23, 2022
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Fluence Energy, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, March 23, 2022, at 10:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FLNC2022. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “General Information about the Annual Meeting and Voting—How can I attend and vote at the Annual Meeting?”
The Annual Meeting is being held:
1.	to elect the following twelve (12) directors to hold office until the Company’s 2023 annual meeting of stockholders and until their respective successors have been duly elected and qualified:
•	Herman Bulls	•	Harald von Heynitz	•	Axel Meier	•	John Christopher Shelton
•	Elizabeth Fessenden	•	Barbara Humpton	•	Lisa Krueger	•	Simon James Smith
•	Cynthia Arnold	•	Julian Nebreda	•	Emma Falck	•	Manuel Perez Dubuc
2.	to ratify, in a non-binding vote, the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022; and
3.	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.
These items of business are described in the Proxy Statement that follows this notice. Holders of record of our common stock as of the close of business on January 24, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof.
Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.
By Order of the Board of Directors

Francis A. Fuselier
SVP, General Counsel and Secretary
Arlington, Virginia
January 28, 2022
This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about January 28, 2022.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:
This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

i

Page
Board Leadership Structure	17
Director Independence	17
Audit Committee	19
Compensation Committee	20
Compensation Consultants	20
Nominating and Corporate Governance Committee	21
Board and Board Committee Meetings and Attendance	21
Director Attendance at Annual Meeting of Stockholders	21
Executive Sessions	21
Non-management directors will meet in executive sessions without the management director or other members of management present on a regularly scheduled basis. The Company will hold an executive session including only independent directors at least twice per year. Each executive session of the non-management directors or the independent directors will be presided over by the Chair of the Board, if the Chair of the Board qualifies as independent, or by the lead director, if any, if the Chair of the Board does not qualify as independent or a director designated by the Independent Directors.	21
Director Nominations Process	22
Board Role in Risk Oversight	23
Committee Charters and Corporate Governance Guidelines	23
Code of Business Conduct and Ethics	24
Anti-Hedging Policy	24
Stock Ownership Requirements	24
Communications with the Board	24
EXECUTIVE AND DIRECTOR COMPENSATION	26
2021 Base Salaries	26
2021 Bonus Compensation	26
EQUITY COMPENSATION PLAN INFORMATION	31
STOCK OWNERSHIP	32
Security Ownership of Certain Beneficial Owners and Management	32
Delinquent Section 16(a) Reports	33
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	35
Policies and Procedures on Transactions with Related Persons	35
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS	47
HOUSEHOLDING	47
2021 ANNUAL REPORT	47
ii

Fluence Energy, Inc.
4601 Fairfax Drive, Suite 600
Arlington, Virginia
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 23, 2022
This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended September 30, 2021 (the “Annual Report” and, together with this Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or “Board of Directors”) of Fluence Energy, Inc. (the “Company,” “Fluence,” “we,” “us,” or “our”), in connection with our 2022 annual meeting of stockholders (the “Annual Meeting”). The Notice of Annual Meeting and this Proxy Statement are first being distributed or made available, as the case may be, on or about January 28, 2022.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
When and where will the Annual Meeting be held?
The Annual Meeting will be held on Wednesday, March 23, 2022 at 10:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by www.virtualshareholdermeeting.com/FLNC2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on January 24, 2022 (the “Record Date”).
What are the purposes of the Annual Meeting?
The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:
•	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.
•	Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022.
Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?
At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?
The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”) provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.
What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice and Access Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
Can I vote my shares by filling out and returning the Notice and Access Card?
No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign and date the proxy card, and return it in the envelope provided.
Who is entitled to vote at the Annual Meeting?
Holders of record of shares of our common stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 54,143,275 shares of our Class A common stock and 117,173,390 shares of Class B-1 common stock issued and outstanding and entitled to vote. As of the Record Date, there were no shares of our Class B-2 common stock issued and outstanding and entitled to vote. The rights of holders of Class A and Class B-1 common stock are identical, except voting and conversion rights. Each share of Class A common stock is entitled to one vote, and each share of Class B-1 common stock is entitled to five votes. Each outstanding share of Class B-1 common stock will automatically convert into one share of Class B-2 common stock upon certain events described in our amended and restated articles of incorporation. Holders of shares of our Class B-1 common stock vote together with holders of our Class A common stock as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to our amended and restated certificate of incorporation or as otherwise required by applicable law or our amended and restated certificate of incorporation.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.

What do I do if my shares are held in “street name”?
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority of the voting power of the issued and outstanding capital stock and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.
Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
What are “broker non-votes”?
A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Proposal No. 1 is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or electronically, if applicable, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
How do I vote my shares without attending the Annual Meeting?
We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice and Access Card or proxy card;
•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or
•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
Internet and Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on March 22, 2022.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.
How can I attend and vote at the Annual Meeting?
We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/FLNC2022. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/FLNC2022.
•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/FLNC2022 on the day of the Annual Meeting.
•	Webcast starts at 10:00 a.m., Eastern Time.
•	You will need your 16-Digit Control Number to enter the Annual Meeting.
•	Stockholders may submit questions while attending the Annual Meeting via the Internet.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, for 15 minutes after the completion of the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our Annual Report on Form 10-K;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already made by another stockholder;
•	in excess of the two question limit;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support at 844-986-0822 or 303-562-9302 if dialing internationally.

How does the Board recommend that I vote?
The Board recommends that you vote:
•	FOR the nominees to the Board set forth in this Proxy Statement.
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022.
How many votes are required to approve each proposal?
The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:
Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the twelve nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(3)

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)
(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)
As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal, and we do not expect any broker non-votes on this matter.

What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.
Who will count the votes?
Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.
Can I revoke or change my vote after I submit my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•	sending a written statement to that effect to the attention of our Corporate Secretary at our corporate offices, provided such statement is received no later than March 22, 2022;

•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on March 22, 2022;
•	submitting a properly signed proxy card with a later date that is received no later than March 22, 2022; or
•	attending the Annual Meeting, revoking your proxy and voting again.
If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy online at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote online at the Annual Meeting.
Who will pay for the cost of this proxy solicitation?
Fluence will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Why hold a virtual meeting?
We want to use the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Furthermore, as part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the ongoing COVID-19 pandemic, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Board Size and Structure
Our business and affairs are managed under the direction of our Board of Directors, which currently consists of 12 members. Our amended and restated certificate of incorporation provides that, subject to the rights of the holders of preferred stock, the number of directors on our Board of Directors shall be fixed exclusively by resolution adopted by our Board of Directors (provided that such number shall not be less than the aggregate number of directors that the parties to the Stockholders Agreement (defined below) are entitled to nominate from time to time). Our amended and restated certificate of incorporation and our amended and restated bylaws provide that each member of our Board of Directors will serve for a one-year term, being elected each year by our stockholders.
In connection with our initial public offering (the “IPO”), which was consummated on November 1, 2021 and certain related reorganizational transactions (the “Transactions”), we entered into a stockholders agreement, dated October 27, 2021 (the “Stockholders Agreement”) with AES Grid Stability, LLC (“AES Grid Stability”), Siemens Industry, Inc. (“Siemens Industry”) and Qatar Holding LLC (“Qatar Holding” or the “Blocker Shareholder,” and together with AES Grid Stability and Siemens Industry, the “Continuing Equity Holders”) pursuant to which (a) each of AES Grid Stability and Siemens Industry has the right to nominate three of our directors, which shall be reduced to two directors for as long as they shall directly or indirectly, beneficially own, in the aggregate, less than 20% but 10% or more of our Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), and which shall further be reduced to one director for as long as they shall directly or indirectly, beneficially own, in the aggregate, less than 10% but 5% or more of our Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), and to no Directors if they shall directly or indirectly, beneficially own, in the aggregate, less than 5% of our Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), and (b) Qatar Holding has the right to nominate one of our Directors if they directly or indirectly, beneficially own, in the aggregate, at least 5% of our Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis).
Under the Stockholders Agreement, AES Grid Stability has initially designated Julian Nebreda, Lisa Krueger and John Christopher Shelton to serve as members of our Board of Directors. Siemens Industry has initially designated Axel Meier, Barbara Humpton and Emma Falck to serve as members of our Board of Directors. Qatar Holding has initially designated Simon James Smith to serve as a member of our Board of Directors.
Pursuant to the terms of the Stockholders Agreement, each party thereto has agreed to vote, or cause to be voted, all of its outstanding shares of our Class A common stock, Class B-1 common stock and Class B-2 common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of all of the directors that are nominated by the other Continuing Equity Owners. For a description of the terms of the Stockholders Agreement, see “Certain Relationships and Related Party Transactions—Stockholders Agreement,” below. Please also see “Controlled Company Exemption,” below.
As of the Record Date, AES Grid Stability and Siemens Industry each directly or indirectly own an aggregate of 58,586,695 shares of Class B-1 common stock, which together represents approximately 91.5% of the combined voting power of all of the Company’s common stock, and Qatar Holding directly or indirectly owns 18,493,275 shares of our Class A common stock, which represents approximately 2.9% of the combined voting power of all of the Company’s common stock. As a result of the Stockholders Agreement and the aggregate voting power of the parties to the Stockholders Agreement, we expect that the parties to the agreement acting in conjunction will control the election of directors of the Company. For information on the beneficial ownership of our capital stock as of the Record Date, see “Stock Ownership.”

Current Directors and Director Nominees
Our current directors are set forth below. Each of our current directors (together, the “Director Nominees”) has been nominated by the Board to stand for election at the Annual Meeting. If elected by the stockholders at the Annual Meeting, each of the Director Nominees will serve for a term expiring at our annual meeting of stockholders to be held in 2023 (the “2023 Annual Meeting”) and the election and qualification of his or her successor or until his or her earlier death, resignation or removal.
Each Director Nominee has agreed to serve if elected, and management has no reason to believe that any Director Nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any Director Nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this Director Nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.
When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. We believe that our directors provide an appropriate mix of experience, an appropriate level of understanding of our business and its industry and other industries relevant to our business; skills relevant to the size and nature of our business; broad-based business acumen; personal and professional integrity; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees, as applicable; and the ability to represent the interests of all of our stockholders. The information presented below regarding each Director Nominee also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.
Information About Director Nominees
The following pages contain certain biographical information as of January 28, 2022 for each Director Nominee, each of whom is a current director, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.
Name	Age	Current Position(s)
Manuel Perez Dubuc	58	Chief Executive Officer and Director
Herman Bulls	65	Chairman of the Board of Directors
Julian Nebreda	55	Director
Lisa Krueger	58	Director
Barbara Humpton	61	Director
Emma Falck	44	Director
Axel Meier	58	Director
John Christopher Shelton	50	Director
Simon James Smith	48	Director
Cynthia Arnold	64	Director
Elizabeth Fessenden	66	Director
Harald von Heynitz	61	Director
Manuel Perez Dubuc has served as Chief Executive Officer of Fluence since May 2020 and has served on our Board of Directors since October 2021. Mr. Dubuc served on the board of directors of Fluence Energy, LLC from October 2018 to May 2020. Mr. Dubuc previously served as SVP of Global Renewables at The AES Corporation from October 2018 to May 2020, president of AES South America from March 2018 to October 2018, and president of AES Mexico, Central America and the Caribbean from December 2012 to March 2018. He was also chairman & CEO of Meiya Power Corporation (MPC), based in Hong Kong, and president of AES China and North Asia, based in Beijing. Prior to that, he served as CFO and corporate treasurer for EDC in Venezuela and director for Eletropaulo, Brazil. He currently serves as a director at Ron Santa Teresa, Venezuela. Mr. Dubuc holds an MBA in finance from IESA and a bachelor’s degree in electrical engineering from Universidad Simón Bolívar. We believe Mr. Dubuc is qualified to serve as our Chief Executive Officer and on our Board of Directors due to his over 35 years of senior leadership experience in the energy sector and deep knowledge of energy storage technology and renewable energy optimization.
Herman Bulls has served as the Chairman of our Board of Directors since October 2021. He has spent over thirty years at JLL, currently serving as Vice Chairman, Americas, and International Director and founder of JLL’s Public Institutions business unit, which specializes in delivering comprehensive real estate solutions to nonprofit organizations, higher education institutions, and governments at the federal, state, and local levels. A thought leader and strategic advisor, Mr. Bulls guides the firm and senior executive clients on issues related to real estate occupancy, the environment, corporate governance, and social trends. Additionally, Mr. Bulls co-founded and served as President and Chief Executive Officer of Bulls Capital Partners, a multi-family financing company, and founded Bulls Advisory Group, LLC, a management and real estate advisory firm. Prior to joining JLL, Mr. Bulls completed nearly twelve years of active-duty service with the United States Army. He retired as a Colonel in the U.S. Army Reserves in 2008 and received the Legion of Merit award for his leadership and strategic thinking skills. In November of 2021, Mr. Bulls was appointed by the United States Department of Defense (DoD) to the Defense Policy Board, which provides the Secretary of Defense and the Deputy Secretary of Defense advice and opinions concerning matters of defense policy. Mr. Bulls currently serves on the board of directors for Host Hotels and Resorts since June 2021, USAA since 2010, American Campus Communities since January 2021, Comfort Systems USA since 2001, Collegis Education since September 2020, American Red Cross since September 2016, Military Bowl by Northrup Grumman since 2010, and the West Point Association of Graduates since 1996. He holds a Master of Business Administration from Harvard Business School and a bachelor’s degree in engineering from the United States Military Academy at West Point. We believe Mr. Bulls is qualified to serve on our Board of Directors due to his leadership experience, and his financial expertise and dedication to the environment.
Julian Nebreda has served as a member of our Board of Directors since September 2021. He currently serves as President of the South America Strategic Business Unit of The AES Corporation since October 2018. Prior to assuming his current position, Mr. Nebreda served as the President of the AES Brazil Strategic Business Unit from April 2016 to October 2018, and the President of the Europe Strategic Business Unit from 2009 to April 2016. Prior to that, Mr. Nebreda held several senior positions, such as Vice President for Central America and Caribbean from 2007 to 2009, Chief Executive Officer of Electricidad de Caracas from 2005 to 2007, and President of AES Dominicana, in Santo Domingo, Dominican Republic from 2003 to 2005. Mr. Nebreda serves as Chairman of the Board of AES Andes and AES Brasil. Before joining AES, Mr. Nebreda has held positions in the public and private sectors, namely he served as Counsellor to the Executive Director from Panama and Venezuela at the Inter-American Development Bank from 1993 to 1999. Mr. Nebreda earned a law degree from Universidad Católica Andrés Bello in Caracas, Venezuela. He also earned a Master of Laws in common law with a fullbright fellowship and a Master of Laws in securities and financial regulations, both from Georgetown University. Mr. Nebreda’s leadership experience with AES and in the energy storage industry, together with his extensive background in renewables and corporate finance, makes him qualified to govern Fluence as a member of the Board of Directors.
Lisa Krueger has served as a member of our Board of Directors since September 2021. Ms. Krueger currently serves as Senior Advisor to the Chief Executive Officer. Ms. Krueger previously served as Executive Vice President and President of The AES Corporation in the U.S where she united AES utilities, clean energy solutions and generation businesses to accelerate a greener, smarter energy future for its U.S. customers. From March 2014 to June 2017, Ms. Kruger served as President and CEO of Essential Power, LLC, a merchant generation company, where she led the company’s financial turnaround and ultimate sale. From June 2006 to December 2011, Ms. Krueger served as Vice President of Sustainable Development of First Solar during which time First Solar successfully completed its IPO. She has over 15 years of diverse utility and independent power producer experience. Ms. Krueger holds a bachelor’s degree in chemical engineering from the Missouri University of Science and Technology and a master’s degree from the Jones Graduate School of Business at Rice University. We believe Ms. Krueger is qualified to serve on our Board of Directors due to her leadership experience, her deep knowledge of energy markets, commercial operations, renewable energy and battery energy storage development and operations, environmental, social and governance matters, and commitment to clean energy technology and creating a sustainable climate future.
Barbara Humpton has served as a member of our Board of Directors since September 2021. She is President and Chief Executive Officer of Siemens Corporation, where, since July 2018, she guides the company’s strategy and engagement in serving the company’s largest market. Previously, Ms. Humpton spent 2015 to 2018 as President and Chief Executive Officer of Siemens Government Technologies, Inc., a leading integrator of Siemens’ products and services for federal government agencies. Prior to joining Siemens in 2011, she served as a Vice President at Booz Allen Hamilton where she was responsible for program performance and new business development for technology consulting in the U.S. Department of Justice and U.S. Department of Homeland Security. She has also served as Vice President at Lockheed Martin Corporation, where she was responsible for Biometrics Programs, Border and Transportation Security, and Critical Infrastructure Protection. Ms. Humpton holds a bachelor’s degree in mathematics from Wake Forest University. We believe Ms. Humpton is qualified to serve on our Board of Directors due to her experience as President and Chief Executive Officer of Siemens USA, where she guides the company’s strategy and execution in the company’s largest market, and to her expertise in the energy industry, including innovative product, technologies and services programs.
Emma Falck has served as a member of our Board of Directors since September 2021. Ms. Falck currently serves as Head of Strategy of Smart Infrastructure at Siemens since September 2020. She also served as Managing Director and Partner at the Boston Consulting Group from May 2017 to August 2020, Vice President, Greater China Area New Equipment, and China Frontline Product Strategy and Marketing for the KONE Corporation from 2015 to April 2017. At KONE, Ms. Falck also served as Director, Greater China Area New Equipment, and China Frontline Product Strategy and Marketing from 2014 to 2015 and Director of Strategy Development from 2012 to 2014. She holds a Master of Science and a Doctor of Science philosophy degree in engineering physics from Aalto University. Ms. Falck is qualified to serve on our Board of Directors from her extensive leadership experience for Siemens and KONE leading operations globally, and her expertise and dedication to smart infrastructure, the energy industry, emerging markets, and product strategy.
Axel Meier is a member of our Board of Directors and had served as a member of the board of directors of Fluence Energy, LLC since January 2020. Since April 2019, Mr. Meier has served as Chief Financial Officer of Siemens Smart Infrastructure. From 2015 until starting his current role, Mr. Meier was the Chief Financial Officer of Siemens Building Technologies. He started his career at Siemens Germany in 1988 with increasing responsibilities in businesses pertaining to Communications, Industry and Infrastructure. Mr. Meier graduated from the University of Siegen in Germany with a financial degree in financial business management. We believe Mr. Meier is qualified to serve on our Board of Directors due to his financial acumen and extensive international experience creating value for businesses and shareholders.
John Christopher Shelton is a member of our Board of Directors and had served as a member of the board of directors of Fluence Energy, LLC since January 2018. Mr. Shelton currently serves as Senior Vice President and Chief Product Officer of AES and President of AES Next, the strategic venture arm of AES. He began his tenure at AES in 1994, previously serving as President of AES Energy Storage, Vice President of New Energy Solutions, and as Chief Technology Innovation Officer. Mr. Shelton currently serves on the board of directors of Uplight, a privately held software-as-service customer platform for utilities. Mr. Shelton served as Chairman of the Board of the Electricity Storage Association from 2011 to 2013. Mr. Shelton is listed as an inventor on 16 patents, 8 of which are grid energy storage related. Mr. Shelton holds a B.S. from Indiana University of Pennsylvania and executive certificates in Strategy and Innovation from The Sloan School of Management at MIT and Organizational Leadership

from The McDonough School of Business at Georgetown University. We believe Mr. Shelton is qualified to serve on our Board of Directors due to his experience in inventing, commercializing, and scaling lithium-ion battery solutions for the electric grid and his broader experience in commercializing renewable energy and digital innovations.
Simon James Smith is a member of our Board of Directors and had served as a member of the board of directors of Fluence Energy, LLC since June 2021. Mr. Smith has worked for Qatar Investment Authority, the Sovereign Wealth Fund of Qatar, since 2012. He is an Industrials Director covering a global portfolio of public and private investments. Prior to joining Qatar Investment Authority, Mr. Smith spent 10 years working in equity research, as the sector head of European Capital Goods at Credit Suisse, and at Citigroup covering the Capital Goods and Transportation sectors. He additionally worked for a number of investment firms in London at the beginning of his career. Mr. Smith graduated from the University of Bristol with a BSc in Mathematics and has a Masters in Finance with distinction from London Business School. We believe Mr. Smith is qualified to serve on our Board of Directors due to his experience investing in high growth companies across the spectrum of ‘green’ technology and his experience working with the management and boards of public and private companies.
Cynthia Arnold has served as a member of our Board of Directors since October 2021. Dr. Arnold is an experienced technology expert who previously served as the Chief Technology Officer for Valspar from 2011 to July 2017. In this role, Dr. Arnold led Valspar's global technology activities and became an officer of the company. Dr. Arnold joined Valspar from Sun Chemical where she served as Chief Technology Officer from 2004 to 2011. Prior to Sun Chemical, she served as Vice President, Technology, Coatings Adhesives and Specialties, for Eastman Chemical from 2003 to 2004 and in R&D and business leadership positions with General Electric from 1994 to 2003. Dr. Arnold was a Sloan Executive Science and Engineering Fellow in the White House Office of Science and Technology Policy, and she currently serves on the boards of Cabot Corporation, Milliken & Company, Avantium, Citrine Informatics, and on the External Advisor Board of the University of Minnesota Department of Chemical Engineering and Materials Science. Dr. Arnold holds a doctorate in materials science and engineering from Virginia Polytechnic Institute and State University, and Masters of Business Administration and a bachelor’s degrees from the University of California, Berkeley. We believe Dr. Arnold is qualified to serve on our Board of Directors due to her leadership experience, and her expertise and dedication to renewable energy and technology.
Elizabeth Fessenden has served as a member of our Board of Directors since October 2021. Ms. Fessenden is a strategic leader with demonstrated success in profit and loss management from over twenty-five years as a senior executive with Fortune 100 global industrial manufacturing company, Alcoa Inc, and private equity firm American Capital. At American Capital, Ms. Fessenden served as Principal, Operations Team from 2005 to 2007. At Alcoa Inc, Ms. Fessenden most recently served as President, Flexible Packaging, from 2002 to 2005. Prior to that role, she served as President, Primary Metals Allied Businesses from 2000 to 2002, Director, Executive Staffing and Leadership Development from 1998 to 2000, and Smelting Plant Manager from 1994 to 1998. Ms. Fessenden has extensive experience as a board director and leader for public and private companies including experience as chair of Compensation, Governance, Audit, and CEO Search. She currently serves as an Independent Director on a number of boards of directors, including at Meritor since June 2021, Alpha Metallugical Resources since February 2021, Ampco-Pittsburgh Corporation since August 2017, and Plan International USA since November 2017. She holds a Master of Business Administration, master’s degree in systems engineering, and bachelor’s degree in electrical engineering from Clarkson University. We believe Ms. Fessenden is qualified to serve on our Board of Directors due to her leadership and public board experience, her financial and operations acumen and her commitment to clean energy technology.
Harald von Heynitz has served as a member of our Board of Directors since October 2021. Mr. von Heynitz is a senior accountant and auditor certified in Germany and the United States with extensive experience in accounting, auditing, financial, and business advisory. He has been registered in own practice since January 2020, and started as a member of management of FAS Steuerberatungsgesellschaft mbH, Munich in March 2020. Mr. von Heynitz worked for KPMG in Munich and New York for thirty-three years. He became a partner in 1999 and has served as Audit Lead Partner and/or Global client Lead Partner at large publicly listed companies including Siemens, Airbus Group, and Linde. During the last fifteen years, he held different leadership positions within KPMG, including serving as the Partner in charge of the Audit function for Southern Germany from 2004 to 2007 and member of the KPMG Europe LLP Board from 2007 until 2012. Mr. von Heynitz currently serves as Chairman of the Audit, Compliance and Related Party Transactions Committee and Member of the Appointments and Remunerations Committee for the Siemens Gamesa Renewable Energy SA board of directors. He graduated with a degree in business administration from the University of Munich and has been certified as a tax consultant and certified public accountant in Germany for more than twenty-five years. He is also a certified public accountant in the United States and has been a member of the AICPA since 1997. We believe Mr. von Heynitz is qualified to serve on our Board of Directors due to his leadership experience and financial expertise.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the election of each of the Director Nominees to the Board of Directors to hold office under the 2023 Annual Meeting and until his or her successor has been duly elected and qualified.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Independent Registered Public Accounting Firm
The Audit Committee appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. Ernst & Young LLP has served as our independent registered public accounting firm since 2018. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the Audit Committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2022.
Although ratification is not required by our amended and restated bylaws (“Bylaws”) or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
Audit, Audit-Related, Tax and All Other Fees
The following table sets forth the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to Fluence in each of the last two fiscal years.
	Fiscal Year Ended September 30,
	2021	2020
Audit Fees	$3,499,033	$268,155
Audit-Related Fees	20,075	81,916
Tax Fees	—	—
All Other Fees	—	—
Total	$3,519,108	$350,071
Audit Fees
Audit fees consist of fees for professional services provided in connection with the audit of our consolidated annual financial statements, review of our consolidated interim financial statements and during fiscal year 2021, services in connection with our Registration Statement on Form S-1 related to our IPO.
Audit-Related Fees
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or our consolidated financial statements and are not reported under “Audit Fees.” These fees related to consultation regarding international duties and tariffs.

Tax Fees
Tax fees consist of fees for professional services rendered for tax compliance, tax advice or tax planning. Ernst & Young, LLP did not provide any such services during fiscal years 2021 or 2020.
All Other Fees
All other fees consist of fees for products and services other than the services described in “Audit Fees”, “Audit-Related Fees” or “Tax Fees.” Ernst & Young, LLP did not provide any such products or services during fiscal years 2021 or 2020.
Pre-Approval Policies and Procedures
The formal written charter for our Audit Committee requires that the Audit Committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that the Audit Committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any member of the Audit Committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit Committee requires pre-approval for such additional services or such additional amounts. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence.
On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by our independent registered accounting firm without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.
The above-described services provided to us by Ernst & Young LLP prior to our IPO were provided under engagements entered into prior to our adoption of our pre-approval policies and, following our initial public offering, in accordance with such policies.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022.
Audit Committee Report
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “Corporate Governance— Audit Committee.”

Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the appropriateness of accounting principles and financial reporting policies and for establishing and maintaining our internal control over financial reporting. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Ernst & Young LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended September 30, 2021. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2021 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors
Elizabeth Fessenden (Chair)
Herman Bulls
Cynthia Arnold
Harald von Heynitz

EXECUTIVE OFFICERS
The table below identifies and sets forth certain biographical and other information regarding our executive officers as of January 28, 2022. There are no family relationships among any of our executive officers or directors.
Executive Officer	Age	Position
Manuel Perez Dubuc	58	Chief Executive Officer and Director
Dennis Fehr	41	Senior Vice President and Chief Financial Office
Seyed Madaeni	37	Senior Vice President and Chief Digital Officer
Rebecca Boll	50	Senior Vice President and Chief Product Officer
Carol Couch	57	Senior Vice President and Chief Supply Chain and Manufacturing Officer
See “Information About Director Nominees,” above, for the biography of Manuel Perez Dubuc.
Dennis Fehr has served as Chief Financial Officer of Fluence Energy, LLC since January 2018. Prior to his current role, Mr. Fehr was the Vice President of Finance at Siemens from November 2014 to December 2017. Mr. Fehr’s tenure at Siemens dated back to 2003, and he held various finance-related positions across the German, Indonesian and Chinese entities of Siemens from 2003 to 2014. In addition to his responsibilities at Fluence, Mr. Fehr has also served as a member of the Board of Directors of German International School Society Washington, D.C. from June 2019 to present. Mr. Fehr obtained his bachelor’s degree in business administration from Cooperative State University Villingen-Schwenningen.
Dr. Seyed Madaeni has served as Chief Digital Officer and head of our Fluence Digital business unit since October 2020. From November 2019 until starting his current role, he was Chief Executive Officer and a member of the Board of Directors of Advanced Microgrid Solutions Inc. (AMS), a leading software-as-a-service startup that was acquired by Fluence in October 2020. Dr. Madaeni began his tenure at AMS in 2018, previously serving as Senior Vice President of Product Strategy and Chief Product Officer. Dr. Madaeni also had engineering roles at Tesla Inc. from February 2017 until January 2018 leading software and digital applications development for energy storage. He also served as Principal Engineer at SolarCity from September 2015 until January 2017. Dr. Madaeni graduated with bachelor’s and master’s degrees in electrical engineering from the University of Tehran and earned his PhD in Industrial and Systems Engineering from The Ohio State University.
Rebecca Boll has served as Chief Product Officer for Fluence since June 2020. She is responsible for developing energy storage products and services that anticipate customer needs and ensure Fluence’s leadership position within the energy storage industry. Prior to joining Fluence, Ms. Boll was Chief Technology Officer for the Digital Buildings business at Schneider Electric. She spent 13 years at General Electric serving as Chief Technology Officer for Licensing & Technology Ventures and previously in various leadership roles at GE Aviation, GE Global Research and GE Power. Ms. Boll’s career began in the United States Air Force, where she served for six years as an Electronic Combat Officer on a surveillance plane called AWACS (Airborne Warning & Controls System). She received her bachelor’s degree in applied mathematics from Boston University and master’s in human relations from the University of Oklahoma.
Carol Couch has served as Chief Supply Chain and Manufacturing Officer of Fluence since May 2021. Prior to joining Fluence, Ms. Couch was the Vice President of Supply Chain Operations at Itron Inc. from November 2016 to April 2021. From March 2016 until joining Itron Inc., she was the Chief Operating Officer and a member of the Board of Directors of DataLogic. From 2014 to March 2016, she was the Vice President of Americas Operations at Hewlett Packard Enterprise. Before 2014, Ms. Couch also had extensive experience in manufacturing and supply chain optimization at several other companies. Ms. Couch obtained her Bachelor of Science degree and master’s degree in business administration from the University of Colorado—Colorado Springs.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Governance” section of the “Investor Relations” page of our website located at www.fluenceenergy.com, or by writing to our Secretary at our offices at 4601 Fairfax Drive, Suite 600 Arlington, Virginia 22203. Among the topics addressed in our Corporate Governance Guidelines are:
•	Board independence and qualifications	•	Stock ownership
•	Executive sessions of non-management directors	•	Conflicts of interest
•	Selection of new directors	•	Board access to senior management
•	Director orientation and continuing education	•	Board access to independent advisors
•	Limits on board service	•	Board self-evaluations
•	Change of principal occupation	•	Board meetings
•	Term limits	•	Meeting attendance by directors and non-directors
•	Director responsibilities	•	Meeting materials
•	Director compensation	•	Board committees, responsibilities and independence
		•	Succession planning
Board Leadership Structure
Our Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company and its stockholders. If the Chairperson of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a lead independent director (the “Lead Director”). Currently, Herman Bulls, who is not a member of management and who qualifies as an “independent director” under Nasdaq rules serves as the Chairperson of our Board of Directors. The Board believes that having a separate Chairperson and Chief Executive Officer is in the best interests of the Company and its stockholders at the current time as this structure aids in the Board’s oversight of management and to allows Mr. Dubuc to focus on the Company's strategy, business and day-to-day operations, while enabling Mr. Bulls to focus on Board matters. The Board believes that having an independent Chairman helps to facilitate relations between the Board, the Chief Executive Officer and other senior management and assists the Board in reaching consensus on particular strategies and policies.
We recognize that different leadership structures may be appropriate for companies in different situations in different stages of development and believe that no one structure is suitable for all companies. Accordingly the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.
Director Independence
Under our Corporate Governance Guidelines and the applicable Nasdaq Stock Market LLC (“Nasdaq”) rules (the “Nasdaq rules”), a director is not independent unless the Board affirmatively determines that he or she does not have a relationship with us that could compromise his or her ability to exercise independent judgement in carrying out his or her responsibilities as a director. In addition, the director must not be precluded from qualifying as independent under the per se bars set forth by the Nasdaq rules.
Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Our Board of Directors has affirmatively determined that Cynthia Arnold, Herman Bulls, Elizabeth Fessenden and Harald von Heynitz are each an “independent director,” as defined under the Nasdaq rules. In making these determinations, our Board of Directors considered the current and prior relationships that each director has with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Controlled Company Exception
AES Grid Stability and Siemens Industry, and the Continuing Equity Owners as a whole, collectively have beneficial ownership of more than 50% of the combined voting power of our common stock. As a result, we are considered a “controlled company” within the meaning of the corporate governance standards of the Nasdaq rules. As such, we qualify for, and rely on, exemptions from certain corporate governance standards, including that (1) a majority of our Board of Directors consist of “independent directors,” as defined under the Nasdaq rules; (2) our Board of Directors have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (3) our director nominations be made, or recommended to our full Board of Directors, by our independent directors or by a nominations committee that is comprised entirely of independent directors and that we adopt a written charter or board resolution addressing the nominations process.
We intend to rely on the foregoing exemptions provided to controlled companies under the Nasdaq rules. Therefore, we may not have a majority of independent directors on our Board of Directors, have our director nominations be made by our independent directors or by an entirely independent nominations committee or an entirely independent compensation committee unless and until such time as we are required to do so. Accordingly, out stockholders may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. If at any time we cease to be a “controlled company” and our shares continue to be listed on the Nasdaq, our Board intends to take all action necessary to comply with applicable Nasdaq corporate governance rules.
Committees of Our Board of Directors
Our Board of Directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and its standing committees. Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee operates under a written charter.

	AUDIT	COMPENSATION	NOMINATING & CORPORATE GOVERNANCE
Herman Bulls
Elizabeth Fessenden
Cynthia Arnold
Harald von Heynitz
Barbara Humpton
Julian Nebreda
Axel Meier
Lisa Krueger
=	Chairperson	=	Member	=	Chairman of the Board
Audit Committee
Our Audit Committee is responsible for, among other things:
•	appointing, approving the fees of, retaining, and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence from management;
•	discussing with our independent registered public accounting firm any audit problems or difficulties and management’s response;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related person transactions; and
•	establishing procedures for the confidential anonymous submission of complaints regarding questionable accounting, internal controls or auditing matters.
Our Audit Committee currently consists of Cynthia Arnold, Herman Bulls, Elizabeth Fessenden and Harald von Heynitz, with Ms. Fessenden serving as chair. Our Board of Directors has affirmatively determined that Herman Bulls, Cynthia Arnold, Harald von Heynitz and Elizabeth Fessenden each meet the definition of “independent director” for purposes of serving on the audit committee under the Nasdaq rules and the independence standards under Rule 10A-3 of the Exchange Act applicable to audit committee members. Each member of our audit committee meets the financial literacy requirements of the Nasdaq rules. In addition, our Board of Directors has determined that each of Elizabeth Fessenden and Harald von Heynitz qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee
Our Compensation Committee is responsible for, among other things:
•	reviewing and approving, or recommending that the Board of Directors approve, the compensation of our Chief Executive Officer and other executive officers;
•	making recommendations to the Board of Directors regarding director compensation;
•	reviewing and approving incentive compensation and equity-based plans and arrangements and making grants of cash-based and equity-based awards under such plans;
•	reviewing and approving all employment agreements and severance arrangements for the executive officers;
•
participating in the oversight of succession plans for the Chief Executive Officer and other executive officers or senior management, and advising on the recruitment, retention and operation of the senior executive team, as appropriate;

•	preparing the annual compensation committee report required under the SEC rules;
•
to the extent a Compensation Discussion Analysis (“CD&A”) is required, in the annual report on Form 10-K or annual proxy statement, reviewing and discussing with management the CD&A and considering whether it will recommend to our Board of Directors that the CD&A be included in the appropriate filing;

•	reporting regularly to our Board of Directors regarding the activities of the committee;
•	periodically performing an evaluation of the performance of the committee; and
•	annually reviewing and reassessing the charter and submitting any recommended changes to our Board of Directors for its consideration.
Our Compensation Committee currently consists of Cynthia Arnold, Elizabeth Fessenden, Harald von Heynitz, Barbara Humpton and Julian Nebreda, with Ms. Arnold serving as chair. Our Board of Directors has determined that each of Cynthia Arnold, Elizabeth Fessenden and Harald von Heynitz qualifies as “independent” under Nasdaq’s additional standards applicable to Compensation Committee members and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act. We are availing ourselves of the “controlled company” exception under the Nasdaq rules, which exempts us from the requirement that we have a compensation committee composed entirely of independent directors. Barbara Humpton and Julian Nebreda do not qualify as “independent directors” under the Nasdaq rules.
Pursuant to our Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the Compensation Committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable Nasdaq rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the Compensation Committee.
Compensation Consultants
Our management engaged Willis Towers Watson (“WTW”) to act as outside compensation consultant during the fiscal year 2021. WTW’s services for fiscal year 2021 included executive compensation assessment, incentive program design and Board of Director remuneration review. All director and executive compensation services provided by WTW during fiscal year 2021 were conducted under the direction or authority of management. In connection with the consummation of our IPO, we established our Compensation Committee. The Compensation Committee has the authority under its charter to engage outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged WTW to advise it with respect to fiscal year 2022.

Neither WTW nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. Our management evaluated whether any work provided by WTW raised any conflict of interest for services performed during 2021 and determined that it did not.
Additionally, during fiscal year 2021, WTW did not provide any services to us other than regarding executive, employee and director compensation and broad-based plans that do not discriminate in scope, terms, or operation, in favor of our executive officers or directors, and that are available generally to all salaried employees.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for, among other things:
•
identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors as set forth in our corporate governance guidelines and in accordance with the terms of the Stockholders Agreement;

•	annually reviewing the committee structure of the Board of Directors and recommending to the board of the directors the directors to serve as members of each committee;
•
developing and recommending to our Board of Directors a set of corporate governance guidelines, and from time to time, reviewing and reassessing the corporate governance guidelines and recommending any proposed changes to our Board of Directors for approval;

•	overseeing the annual self-evaluations of our Board of Directors and its committees;
•	making recommendations to our Board of Directors regarding governance matters, including, but not limited to, the certificate of incorporation, bylaws, and the charters;
•	making regular reports to our Board of Directors regarding the activities of the committee;
•	making periodic evaluations of the performance of the committee; and
•	annually reviewing and reassessing the charter and submitting any recommended changes to our Board of Directors for its consideration.
Our Nominating and Corporate Governance Committee currently consists of Cynthia Arnold, Herman Bulls, Harald von Heynitz, Lisa Krueger and Axel Meier, with Mr. Bulls serving as chair. We are availing ourselves of the “controlled company” exception under the Nasdaq rules, which exempts us from the requirement that we have a nominating and corporate governance committee composed entirely of independent directors. Axel Meier and Lisa Krueger do not qualify as “independent directors” under the Nasdaq rules.
Board and Board Committee Meetings and Attendance
Given the timing of our IPO, our Board of Directors met one time during fiscal year 2021. All of our directors then-serving attended such meeting. Our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee were not in existence and did not hold any meetings during fiscal year 2021, but were established in connection with the consummation of our IPO on October 28, 2021.
Director Attendance at Annual Meeting of Stockholders
We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort, absent compelling circumstances, to attend any meeting of stockholders. Given the timing of our IPO, we did not hold an annual meeting in 2021.
Executive Sessions
Non-management directors will meet in executive sessions without the management director or other members of management present on a regularly scheduled basis. The Company will hold an executive session including only independent directors at least twice per year. Each executive session of the non-management directors or the independent directors will be presided over by the Chair of the Board, if the Chair of the Board qualifies as independent, or by the lead director, if any, if the Chair of the Board does not qualify as independent or a director designated by the Independent Directors.
Director Nominations Process
The Nominating and Corporate Governance Committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the criteria set forth in our Corporate Governance Guidelines.
Subject to the Stockholders’ Agreement, in evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including, but not limited to: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with self-identifying as female, as a underrepresented minority or LGBTQ+, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
Pursuant to the terms of the Stockholders Agreement, AES Grid Stability has initially designated Julian Nebreda, Lisa Krueger and John Christopher Shelton to serve as members of our Board of Directors. Siemens Industry has initially designated Axel Meier, Barbara Humpton and Emma Falck to serve as members of our Board of Directors. Qatar Holding has initially designated Simon James Smith to serve as a member of our Board of Directors. Each of Cynthia Arnold, Herman Bulls, Elizabeth Fessenden and Harald Heynitz was initially recommended to serve as a member of our Board by our Chief Executive Officer and two security holders. Each of the Director Nominees to be elected at the Annual Meeting was evaluated in accordance with our standard review process for director candidates in connection with their nomination for reelection, as applicable, at the Annual Meeting.
When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the Board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, Fluence Energy, Inc., 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203. All recommendations for director nominations received by the Secretary that satisfy our Bylaws requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”
Board Role in Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management policies and strategy, the most significant risks facing us, and oversee the implementation of risk mitigation strategies by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function by its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of the committees regularly reports to the Board.
The Audit Committee is responsible for discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled. In accordance with those policies, our Board of Directors and its committees have an active role in overseeing management of the Company’s risks. Our Board of Directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. Our Audit Committee oversees management of financial risks and cybersecurity risks. Our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. In addition, our Board receives periodic detailed operating performance reviews from management.
Committee Charters and Corporate Governance Guidelines
Our Corporate Governance Guidelines, charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and other corporate governance information are available under the Governance section of the Investor Relations page of our website located at www.Ir.fluenceenergy.com, or by writing to our Corporate Secretary at our offices at 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203. The information contained on or accessible through our corporate website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement.

Code of Business Conduct and Ethics
We have adopted a Code of Business Ethics and Conduct (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Conduct is available under the Governance section of the Investor Relations page of our website located at www.Ir.fluenceenergy.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers of, any provisions of our Code of Conduct.
Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, that prohibits our directors, officers and employees, as well as persons and entities over which they have control, from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.
Stock Ownership Requirements
The Company encourages the Board of Directors members to own shares of the Company’s stock. However, the number of shares of the Company’s stock owned by any Board of Director member is a personal decision and the Board of Directors has chosen not to adopt a policy requiring ownership by Board of Directors members of a minimum number of shares.
The Board of Directors has adopted an Executive Stock Ownership Policy that applies to the Chief Executive Officer and the executive officers that are direct reports to the CEO. The Executive Stock Ownership Policy states a minimum holding requirement of five times the annual salary of the CEO, and two times the annual salary for all other executive officers of the Company. Shares of the Company’s Class A common stock that qualify toward attainment of the minimum holding requirements are (1) shares beneficially owned by the executive officer, (2) shares beneficially owned by their spouse and minor children, (3) vested, unexercised stock options and other vested forms of Company-granted equity such as restricted stock units, and (4) shares held in the Company 401k program investments, as applicable.
Communications with the Board
Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of the Corporate Secretary at our offices at 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203. The Corporate Secretary will forward the communication to the appropriate director or directors as appropriate.

Board Diversity Matrix
The matrix below sets forth the self-identified gender identity and demographic diversity attributes of each of our directors as of January 28, 2022. Please see “Information About Director Nominees,” above, for biographical information on each of our directors.
Total Number of Directors
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	5	7	—	—
Part II: Demographic Background
African American or Black	—	1
Alaskan Native or Native American	—	—
Asian	—	—
Hispanic or Latinx	—	2
Native Hawaiian or Pacific Islander	—	—
White	5	4
Two or More Races or Ethnicities	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “2021 Summary Compensation Table” below. For the year ended September 30, 2021, our “named executive officers” or “NEOs” and their positions were as follows:
•	Manuel Perez Dubuc, Chief Executive Officer;
•	Dennis Fehr, Chief Financial Officer; and
•	Rebecca Boll, Chief Product Officer.
The following is a discussion and analysis of compensation arrangements of our NEOs. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs may differ materially from the currently planned programs summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
2021 Summary Compensation Table
The following table sets forth information concerning the compensation of the Company’s named executive officers for the fiscal year ended September 30, 2021.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Total
Manuel Perez Dubuc Chief Executive Officer	2021	412,395	673,992(1)	609,316	341,550	2,037,253
Dennis Fehr Chief Financial Officer	2021	305,711	302,808(2)	274,371	185,150	1,068,040
Rebecca Boll Chief Product Officer	2021	306,557	270,248(2)	243,192	154,733	974,730
(1)
In fiscal year 2021, the Company granted 20,700 phantom units to Mr. Dubuc on April 2, 2021. However, in September 2021, the Company and Mr. Dubuc mutually agreed that Mr. Dubuc would relinquish his phantom units awarded on April 2, 2021, in connection with the compensation review in anticipation of the Company’s initial public offering.

(2)
On October 13 2021, in connection with the IPO, the awards for Mr. Fehr and Ms. Boll were adjusted such that they now will vest with respect to 1/3 of their respective phantom units on each of the sixth, eighteenth and thirtieth-month anniversaries of the IPO.

2021 Base Salaries
The named executive officers receive a base salary to compensate them for services rendered to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.
The actual salaries paid to each named executive officer for 2021 are set forth in the “Summary Compensation Table” above in the column entitled “Salary.” Effective August 1, 2021, each named executive officer received a base salary increase. Mr. Dubuc’s current base salary is $450,000, Mr. Fehr’s current base salary is $350,000 and Ms. Boll’s current base salary is $325,000.
Our Board of Directors and Compensation Committee may adjust base salaries from time to time in their discretion.
2021 Bonus Compensation
Annual Cash Bonus
Each of our named executive officers was eligible for an annual, performance-based bonus for fiscal year 2021. The performance-based bonus has both a Company bonus factor and an individual bonus factor. The Company bonus factor is determined as a percentage, with 0% for below threshold performance and up to 200% for superior performance, and was determined based on the following performance metrics: (1) 50% based on growth metrics, which consists of order intake margin and market share, (2) 30% based on profitability metrics, which consists of earning before taxes and project execution, (3) 20% based on strategic metrics, which consists of annual recurring revenue and strengthen organization, and (4) with a 10% modifier based on safety/customer satisfaction metrics, which includes safety walks, observations, reporting, zero fatalities and customer survey score. For 2021, the Company bonus factor paid out at 92% of target, consisting of 105% payout on the growth metrics, 0% payout on the profitability metrics, 148% payout on the strategic metrics and 100% payout on the safety/customer satisfaction metrics. The individual bonus factor is determined using a five-point rating score, of which the Company will ascribe as a percentage, up to 125% for superior performance and as low as 0% for not meeting expectations. The five-point individual performance rating scale includes ‘does not meet performance,’ ‘partially meets performance,’ ‘fully meets performance,’ ‘exceeds performance’ and ‘outstanding performance achieved.’ The individual bonus factor for each of our named executive officers exceeded 100%, in part to reflect their leadership through the rapid growth of the business and their overall leadership through the IPO, and the specific percentages achieved based on their rating scores are described below. The amount of the annual bonus for each named executive officer was determined by our Compensation Committee, and by the Board of Directors for Mr. Dubuc.
Mr. Dubuc’s target annual bonus opportunity for fiscal year 2021 was $337,500, which was 75% of his annual base salary for fiscal year 2021, which increased from 70% in August 2021. Mr. Fehr’s target annual bonus opportunity for fiscal year 2021 was $175,000, which was 50% of his annual base salary for fiscal year 2021. Ms. Boll’s target annual bonus opportunity for fiscal year 2021 was $146,250, which was 45% of her annual base salary for fiscal year 2021, which increased from 40% in August 2021. The actual annual bonus amounts awarded for fiscal year 2021 are reflected in the table below:
Name	Target %	Target $	92% Company Performance $	Individual Performance %	Total Annual Bonus $
Mr. Dubuc	75	337,500	310,500	110	341,550
Mr. Fehr	50	175,000	161,000	115	185,150
Ms. Boll	45	146,250	134,550	115	154,733
Such annual cash bonuses to each named executive officer for 2021 are set forth in the “Summary Compensation Table” above in the column entitled “Non-Equity Incentive Plan Compensation.”
Cash Long Term Incentive Program
In 2018, the Company approved the cash long term incentive program, pursuant to which participants were eligible to earn a cash bonus based on a three-year performance period dependent on the Company’s achievement of certain target metrics of revenue, profit and/or operating cash flow. Mr. Fehr received awards under such program for the following performance periods: fiscal year 2018 through fiscal year 2020, fiscal year 2019 through fiscal year 2021 and fiscal year 2020 through fiscal year 2022. For the performance period ending in fiscal year 2021, Mr. Fehr’s target bonus under the incentive program was $137,500. Ms. Boll only participated in such program for the fiscal year 2020 through fiscal year 2022 performance period and Mr. Dubuc did not participate in such program. For the 2019-2021 three-year performance period, the Company did not achieve threshold performance on either of the two financial performance measures of Gross Margin (weighted 75%) and Operating Cash Flow (weighted 25%). As a result, Mr. Fehr did not earn a payout under this program for the 2019-2021 performance period.
Equity Compensation
2020 Unit Option Plan of Fluence Energy, LLC
We maintain the 2020 Unit Option Plan of Fluence Energy, LLC (the “Prior Option Plan”). The Prior Option Plan provides our employees (including the named executive officers), consultants, non-employee directors, and other service providers and those of our affiliates the opportunity to participate in the equity appreciation of our business through the receipt of options to purchase Class A-1 Units. We believe that such unit options encourage a sense of proprietorship and stimulate interest in our development and financial success. We do not expect to make any further awards under the Prior Option Plan.
In fiscal year 2021, we granted options to Messrs. Dubuc and Fehr and Ms. Boll on April 2, 2021, covering 1,011,952, 455,674, and 403,893 shares of Class A common stock, respectively, at a strike price of $2.45 per option share (after taking into account the conversion in connection with the IPO). Option awards are each scheduled to vest upon the satisfaction of a service-based requirement and a liquidity-event requirement. The service-based requirement will be satisfied over a three-year period, as to one-third of the option on each of the first, second and third anniversaries of the grant date, subject to the executive’s continued employment with the Company through each applicable vesting date. The liquidity-event requirement was satisfied in connection with the IPO.
Fluence Energy, LLC Phantom Equity Incentive Plan
We also maintain the Fluence Energy, LLC Phantom Equity Incentive Plan (the “Phantom Equity Plan”). The Phantom Equity Plan is designed to further align employees’ interests with the interests of Fluence Energy, LLC, and its subsidiaries, and each phantom unit granted under the Phantom Equity Plan represents a right to a potential one-time payment equal to the value of one share of Class A common stock. In general, awards of phantom equity vest and will be settled upon the six-month anniversary of our initial public offering subject to continued employment through such date. However, in connection with the IPO, the awards for Mr. Fehr and Ms. Boll and certain other executive team members were adjusted such that they now will vest with respect to 1/3 of their respective phantom units on each of the sixth, eighteenth and thirtieth-month anniversaries of the IPO.
In fiscal year 2021, we granted phantom units to Messrs. Dubuc and Fehr and Ms. Boll, on April 2, 2021, which, following the IPO, were in respect of 306,248, 137,589 and 122,795 shares of Class A common stock, respectively. However, in September 2021, Mr. Dubuc relinquished his phantom units awarded on April 2, 2021, in connection with the compensation review in anticipation of the IPO.
2021 Incentive Award Plan
We have adopted the 2021 Incentive Award Plan in connection with the IPO in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of the Company and certain of its affiliates and to enable the Company and certain of its affiliates to obtain and retain services of these individuals, which we believe is essential to our long-term success. No named executive officer received any award under the 2021 Incentive Award Plan in 2021.
Other Elements of Compensation
Retirement Plans
We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match employee contributions up to a maximum of 5% of the employee’s compensation per pay period. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making matching and non-elective contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employee Benefits and Perquisites
Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:
•	medical, dental and vision benefits;
•	medical and dependent care flexible spending accounts;
•	short-term and long-term disability insurance;
•	life insurance;
•	commuter benefits;
•	health savings account and flexible spending account;
•	dependent care program; and
•	an employee assistance program.
We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our employees, including our named executive officers.
In the future, our Board of Directors or Compensation Committee may provide perquisites to our named executive officers in the event it determines that it is necessary or appropriate to incentivize or fairly compensate them.
No Tax Gross-Ups
We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or benefits paid or provided by the Company.
Outstanding Equity Awards at 2021 Fiscal Year End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of September 30, 2021.
	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Manuel Dubuc	4/2/2021	—	—	1,011,952(1)	2.45(2)	4/2/2031	—	—	—	—
Dennis Fehr	4/2/2021	—	—	455,674(1)	2.45(2)	4/2/2031	—	—	—	—
	4/2/2021	—	—	—	—	—	—	—	137,589(3)	—
Rebecca Boll	4/2/2021	—	—	403,893(1)	2.45(2)	4/2/2031	—	—	—	—
	4/2/2021	—	—	—	—	—	—	—	122,795(3)	—
(1)
The option awards vest upon the satisfaction of both a service-based requirement and a liquidity-event requirement. The service-based requirement will be satisfied over a three-year period, as to one-third of the unit option on each of the first, second and third anniversaries of April 2, 2021, subject to the executive’s continued employment with the Company through each applicable vesting date. The liquidity-event requirement was satisfied upon the IPO. The number of options set forth herein represents the number of shares of Class A common stock subject to such options.

(2)	The exercise price set forth herein represents the per share Class A common stock exercise price of such options.
(3)	One-third of the phantom units will vest on each of the six-month, eighteen-month and thirtieth-month anniversaries of the IPO, in each case, subject to continued employment through such date.
(4)
There was no public market for the phantom interests as of September 30, 2021. For purposes of this disclosure, the Company has valued the phantom units using a third-party valuation on a per-unit basis as of September 30, 2021. The amount reported above under the heading “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” reflects the intrinsic value of the phantom units as of September 30, 2021, based upon the terms of each individual’s phantom units.

Executive Employment Arrangements and Executive Severance Plan
Our named executive officers are currently not party to any employment agreements, nor are they party to any severance arrangements. Each of our named executive officer’s employment is at-will and either party may terminate the employment arrangement at any time for any reason. We expect to adopt an executive severance plan in or around the second fiscal quarter of 2022, pursuant to which our named executive officers will be eligible to receive severance upon certain qualifying terminations.
Executive Compensation Arrangements
Manuel Perez Dubuc
Mr. Dubuc is not party to any offer letter or employment agreement but is subject to certain restrictive covenants and confidentiality and inventions assignment obligations pursuant to a separate confidential information and invention assignment agreement, including a perpetual nondisclosure of confidential information and trade secrets and an invention assignment covenant.
Dennis Fehr
Mr. Fehr is a party to an offer letter with the Company, dated as of October 27, 2017 (the “Fehr Offer Letter”), providing for his position as Chief Financial Officer of the Company. Mr. Fehr’s employment with the Company is at-will and either party may terminate Mr. Fehr’s employment at any time for any reason. The Fehr Offer Letter provides that Mr. Fehr is entitled to a base salary of $305,711 per year and a target annual cash bonus opportunity of 50% of his base salary. Mr. Fehr’s base salary has since been increased for $350,000.
Mr. Fehr is also subject to certain restrictive covenants and confidentiality and inventions assignment obligations pursuant to a separate confidential information and invention assignment agreement, including a perpetual nondisclosure of confidential information and trade secrets and an invention assignment covenant.
Rebecca Boll
Ms. Boll is a party to an offer letter with the Company, dated as of May 12, 2020 (the “Boll Offer Letter”), providing for her position as Chief Product Officer of the Company. Ms. Boll’s employment with the Company is at-will and either party may terminate Ms. Boll’s employment at any time for any reason. The Boll Offer Letter provides that Ms. Boll is entitled to a base salary of $306,557 per year and a target annual cash bonus opportunity of 45% (increased from 40% in August 2021) of her base salary. Ms. Boll’s base salary has since been increased to $325,000.
Ms. Boll is also subject to certain restrictive covenants and confidentiality and inventions assignment obligations pursuant to a separate confidential information and invention assignment agreement, including a perpetual nondisclosure of confidential information and trade secrets and an invention assignment covenant.
Director Compensation
None of our directors for our fiscal year ended September 30, 2021 or any prior fiscal years have received any compensation for their services as a director. In connection with the IPO, we implemented the Non-Employee Independent Director Compensation Policy, pursuant to which each independent non-employee independent director will receive an annual director fee of $50,000 as well as an additional annual fee of $25,000 for service as our chairman and $10,000 for service as the chair of our audit committee, compensation committee, or nominating and corporate governance committee, each earned on a quarterly basis. Each non-employee independent director also received an equity award with a grant date value of $100,000 in connection with the IPO, which shall vest on the first anniversary of the date of grant, subject to the non-employee independent director continuing in service through such vesting date. Further, each non-employee independent director will receive an annual equity award with a grant date value of $100,000 which will vest in full on the date of our annual shareholder meeting immediately following the date of grant, subject to the non-employee independent director continuing in service through such meeting date. The director equity awards are subject to accelerated vesting upon a change in control (as defined in the 2021 Incentive Award Plan).

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes securities available under our equity compensation plans as of September 30, 2021.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted average per share exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	14,211,456(1)	2.45(2)	17,744,922(3)
Equity compensation plans not approved by security holders	0	0	0
Total	14,211,456	2.45	17,744,922
(1)
Consists of 11,922,562 shares of Class A common stock subject to outstanding options granted under the Prior Option Plan and 2,288,894 shares of Class A common stock issuable in respect of phantom units granted under the Phantom Equity Plan.

(2)
Represents the weighted average exercise price of the unit options outstanding under the Prior Option Plan and the comparable “strike” price of the phantom units outstanding under the Phantom Equity Plan (other than those with a “strike” price of $0.00).

(3)
Consists of 4,055,627 shares of Class A common stock that would have been available to be issued under the Prior Option Plan and 13,689,295 shares of Class A common stock that could have become issuable in respect of phantom units available to be granted under the Phantom Equity Plan as of September 30, 2021. Subsequent to September 30, 2021, the Company adopted the 2021 Incentive Award Plan. Under the 2021 Incentive Award Plan, the Company has reserved 9,500,000 shares of Class A common stock for issuance, which are not reflected in this table. Other than with respect to outstanding awards as of the initial public offering, no shares currently remain available for issuance under the Prior Option Plan or Phantom Equity Plan.

STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our common stock as of January 24, 2022 by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Class A common stock or our Class B-1 or Class B-2 common stock;
•	each of our current directors;
•	each of our named executive officers for 2021; and
•	all directors and executive officers as a group.
The Company is the holding company and the sole managing member of Fluence Energy, LLC, its principal asset consist of common units of Fluence Energy, LLC (the “LLC Interests”). Each common unit (other than LLC Interests held by us) is redeemable from time to time at each holder’s option for, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC Interest so redeemed, in each case, in accordance with the terms of the third amended and restated limited liability company agreement of Fluence Energy, LLC (the “Fluence Energy LLC Agreement”); provided that, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), we may effect a direct exchange by Fluence Energy, Inc. of such Class A common stock or such cash, as applicable, for such LLC Interests. The Founders (which refers collectively to holders of LLC Interests (other than us) and our Class B-1 common stock, including AES Grid Stability, Siemens Industry, and their respective subsidiaries) may, subject to certain exceptions, exercise such redemption right for as long as their LLC Interests remain outstanding. See “Certain Relationships and Related Party Transactions—Fluence Energy LLC Agreement.”
In connection with our IPO and the Transactions, we issued to the Founders, for nominal consideration, one share of Class B-1 common stock for each common unit of Fluence Energy, LLC such Founder then owned, respectively. As a result, the number of shares of Class B-1 common stock listed in the table below correlates to the number of LLC Interests owned by the Founders.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights, including the redemption right described above with respect to each common unit, held by such person that are currently exercisable or will become exercisable within 60 days of January 24, 2022, if any, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
The percentage of shares beneficially owned is computed on the basis of 54,143,275 shares of our Class A common stock and 117,173,390 shares of our Class B-1 common stock outstanding as of January 24, 2022. No shares of Class B-2 common stock are currently outstanding. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Unless otherwise indicated below, the address for each beneficial owner listed is c/o Fluence Energy, Inc., 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203.
	Class A(1)		Class B-1
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned	Number of Shares Beneficially Owned	Percentage Beneficially Owned	Percentage of Combined Voting Power(2)
Holders of More than 5%:
AES Grid Stability	—	—	58,586,695	50.0%	45.8%
Siemens Industry	—	—	58,586,695	50.0%	45.8%
Qatar Holding LLC	18,493,275	34.2%	—	—	2.9%

Named Executive Officers and Directors:				—	—
Manuel Perez Dubuc	—	—	—	—	—
Dennis Fehr	—	—	—	—	—
Rebecca Boll	40	*	—	—	*
Herman Bulls	10,000	*	—	—	*
Julian Nebreda	—	—	—	—	—
Lisa Krueger	1,000	*	—	—	*
Barbara Humpton	4,000	*	—	—	*
Emma Falck	—	—	—	—	—
Axel Maier	—	—	—	—	—
John Christopher Shelton	—	—	—	—	—
Simon Smith	—	—	—	—	—
Cynthia Arnold	—	—	—	—	—
Elizabeth Fessenden	—	—	—	—	—
Harald von Heynitz	1,000	*	—	—	*

All executive officers and directors as a group (16 persons)	16,040	*	—	—	*

Other 5% Shareholders
J.P. Morgan Chase & Co.(3)	2,982,585	5.5%	—	—	*
*	Represents less than 1%.
(1)
Each common unit is redeemable from time to time at each holder’s option for, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC Interest so redeemed, in each case, in accordance with the terms of the Fluence Energy LLC Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), we may effect a direct exchange by Fluence Energy, Inc. of such Class A common stock or such cash, as applicable, for such LLC Interests. The Founders may, subject to certain exceptions, exercise such redemption right for as long as their LLC Interests remain outstanding. See “Certain Relationships and Related Party Transactions—Fluence Energy LLC Agreement.” In these tables, beneficial ownership of LLC Interests has been reflected as beneficial ownership of shares of our Class A common stock for which such LLC Interests may be exchanged.

(2)
Represents the percentage of voting power of our Class A common stock and Class B-1 common stock voting as a single class. Each share of Class A common stock entitles the registered holder to one vote per share and each share of Class B-1 common stock entitles the registered holder thereof to five votes per share on all matters presented to stockholders for a vote generally, including the election of directors. The Class A common stock and Class B-1 common stock will vote as a single class on all matters except as required by law or our amended and restated certificate of incorporation.

(3)	According to a Schedule 13G filed on January 21, 2022 by J.P. Morgan Chase & Co. The address of the business office of the reporting person is 383 Madison Avenue, New York, NY 10179.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended September 30, 2021 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended September 30, 2021.

Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures on Transactions with Related Persons
Our Board of Directors recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related persons, which requires that our Audit Committee review and approve or ratify “related person transactions” (as defined in the policy) that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Item 404(a) of Regulation S-K requires disclosure, subject to certain exceptions, of transactions in which we were or are to be a participant and the amount involved exceeds $120,000 in any fiscal year and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Class A common stock or our Class B-1 common stock. We believe that the terms of such agreements are as favorable as those we could have obtained from parties not related to us. The following are summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to all of the provisions of such agreements.
Related Party Agreements in Effect Prior to the IPO and the Transactions
Prior to the completion of our IPO and the other Transactions completed, we were owned by AES Grid Stability and Siemens Industry and, beginning in June 2021, QIA Florence Holdings LLC, and affiliate of Qatar Investment Authority, the sovereign wealth fund of Qatar (as a result of the completion of the transaction contemplated by our subscription agreement with QFH, dated as of December 27, 2020, for the issuance of 1,250,000 Class B units for a total value of $125.0 million). During that time, Fluence Energy, LLC entered into various agreements that governed its relationship with those shareholders, including:
•
the Fluence Energy LLC Second Amended and Restated LLC Agreement, which was superseded by the Third Amended and Restated Limited Liability Company Agreement upon completion of the IPO and the other Transactions,

•	a master sales cooperation agreement with Siemens Industry and a commercial cooperation agreement with AES,
•	an equipment and service purchase agreement defining general terms for the procurement of goods and services from Siemens Industry,
•	storage core frame purchase agreements defining general terms for the sale of battery storage products to AES and Siemens Industry,
•	licensing agreements for trademarks, patents, and other intellectual property from AES and Siemens,
•
various agreements for support in connection with the launch of our business in 2018, such as assistance with finance and treasury administration, information technology, certain human resources functions, quality, supply chain, salesforce, and purchasing functions, and

•	seconding a limited number of employees to service for Fluence.
We have entered into sales agency agreements with Siemens, in certain locations, to utilize its sales force. In addition, in the ordinary course of business, both AES and Siemens purchase our products and services for energy storage projects in multiple countries, and Siemens is a supplier to us of goods and services that we use when delivering and maintaining energy storage projects for customers. Occasionally, in the ordinary course of business Siemens and Fluence act as a consortium to deliver energy storage projects for customers.
We have entered into a patent assignment agreement with Siemens pursuant to which Siemens has assigned, sold and transferred to us the entire right, title and interest in the United States and all foreign countries, in and to any and all inventions and improvements disclosed in certain identified patent applications, pending patent applications and granted letter patents.
On September 9, 2021, we entered into an intellectual property assignment agreement with AES (the “Patent Transfer Agreement”), whereby AES assigned certain intellectual property to Fluence that we had previously utilized pursuant to a license from AES. In connection with the Patent Transfer Agreement, we entered into a License Agreement with AES (the “License-Back Agreement”), whereby we granted AES perpetual, non-exclusive, worldwide rights to do any acts within the current and future fields of business of AES, which are not activities which are exclusive to us and which would otherwise infringe any of the intellectual property just transferred to us, under fair, reasonable and non-discriminatory royalty terms, to be negotiated by the parties thereto. The Patent Transfer Agreement contains customary limitation of liability provisions.
Prior to the completion of the IPO and the other Transactions, AES and Siemens provided support services to us in the ordinary course of business, pursuant to various support agreements, such as engineering support, software development, HR, and payroll services, and seconding a limited number of employees to service for Fluence. Prior to the completion of the IPO and the other Transactions, AES and Siemens Industry provided revolving credit support for our business pursuant to an Amended and Restated Credit Support and Reimbursement Agreement.
Prior to August 1, 2021, Manuel Perez Dubuc, our chief executive officer, was seconded from AES, which paid Mr. Dubuc’s salary. We reimbursed AES for that expense. After August 2, 2021, Mr. Dubuc became our employee.
On April 28, 2021 and June 3, 2021, we borrowed $25.0 million and $25.0 million from AES and Siemens Industry, respectively, in the form of one-year promissory notes, each bearing annual interest at 2.86%. On May 3, 2021, we borrowed $25.0 million from Siemens Industry, in the form of a one-year promissory note with an annual interest rate of 2.86%. The proceeds were used for general working capital needs. As of June 22, 2021, the total $75.0 million in borrowings from AES and Siemens Industry were paid off in full.
Prior to the completion of the IPO and the other Transactions, Fluence Energy, LLC entered into customary indemnification agreements with the individual members of the Fluence Energy, LLC Board of Directors, as it was constituted at that time.
Promissory Notes
On August 11, 2021, Fluence Energy, LLC entered into a promissory note with each of Siemens Industry and AES Grid Stability, under which Fluence Energy, LLC received a bridge financing of an aggregate of $50.0 million. In connection with the bridge financing, Fluence Energy, LLC issued a $25.0 million promissory note to each of Siemens Industry and AES Grid Stability (together, the “Promissory Notes”). The Promissory Notes bear interest at a rate of 2.86%. The Promissory Notes were repaid on November 1, 2021 using proceeds from the IPO.
For additional information regarding amounts involved in foregoing transactions for fiscal year 2021, please see Note 14- Related-Party Transactions to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021.
Related Party Agreements after the IPO and the Transactions
In connection with our IPO, we amended certain of our existing affiliate agreements and enter into a number of new agreements with those shareholders and their affiliates in order to provide a framework for our relationship with those shareholders, including a Tax Receivable Agreement, the

Fluence Energy LLC Agreement, the Stockholders Agreement, the Registration Rights Agreement, certain intellectual property and trademark license agreements, an amended and restated equipment and services purchase agreement, an amended and restated storage core frame purchase agreement, a credit support and reimbursement agreement with Siemens Industry and AES, an amended and restated cooperation agreement with AES, certain employment agreements, and indemnification agreements with each of our directors and executive officers, each as described below.
We do not currently expect to enter into additional agreements with our shareholders outside the ordinary course of business, or with any of our directors, officers or other affiliates, other than those specified below. However, in the ordinary course of our business both AES and Siemens continue, and we expect that both AES and Siemens will continue, to purchase our products and services for energy storage projects in multiple countries. In the ordinary course of our business, Siemens continues, and we expect Siemens will continue, to be a supplier to us of goods and services that we use when delivering and maintaining energy storage projects for customers. Occasionally, in the ordinary course of business, Siemens and Fluence will continue to act as a consortium to deliver energy storage projects for customers.
Although we do not currently have plans to procure new support services from our shareholders or their affiliates, it is possible that we might do so in the future. Any transactions with shareholders, directors, officers or other affiliates will be subject to requirements of the Sarbanes-Oxley Act and SEC rules and regulations.
The Initial Public Offering
On November 1, 2021, the Company completed the IPO in which it issued and sold 35,650,000 shares of its Class A common stock at the public offering price of $28.00 per share. The net proceeds to the Company from the IPO were $948.0 million, after deducting underwriting discounts and commissions and offering expenses payable by the Company. The net proceeds from the IPO have been used to purchase 35,650,000 newly issued LLC Interests directly from Fluence Energy, LLC at a price per unit equal to the IPO price per share of Class A common stock less the underwriting discount and estimated offering expenses payable by us. Fluence Energy, LLC used the net proceeds from the sale of LLC Interests to Fluence Energy, Inc. to repay all outstanding borrowings under our existing Line of Credit and the Promissory Notes, and the remainder will be used for working capital and other general corporate purposes.
Tax Receivable Agreement
On November 1, 2021, in connection with the Transactions and IPO, Fluence Energy, Inc. entered a Tax Receivable Agreement with Fluence Energy, LLC and the Founders, which obligates Fluence Energy, Inc. to make payment to the Founders of 85% of the amount of tax benefits that Fluence Energy, Inc. actually realizes (or in some circumstances is deemed to realize) as a result of (1) increases in our proportionate share of the tax basis of the assets of Fluence Energy, LLC and its subsidiaries resulting from future redemptions or exchanges (or deemed exchanges in certain circumstances) of LLC Interests by the Founders for Class A common stock or cash from the sale of newly issued shares of Class A common stock and certain distributions by Fluence Energy, LLC; and (2) certain additional tax benefits arising from payments made under the Tax Receivable Agreement.
Fluence Energy, LLC has in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange (including deemed exchange) of LLC Interests for Class A common stock or cash occurs or when Fluence Energy, LLC makes (or is deemed to make) certain distributions. These Tax Receivable Agreement payments are not conditioned upon one or more of the Founders maintaining a continued ownership interest in Fluence Energy, LLC. If a Founder transfers LLC Interests but does not assign to the transferee of such units its rights under the Tax Receivable Agreement, such Founder generally will continue to be entitled to receive payments under the Tax Receivable Agreement arising in respect of a subsequent redemption or exchange of such LLC Interests. In general, the Founders’ rights under the Tax Receivable Agreement may not be assigned, sold, pledged or otherwise alienated or transferred to any person, other than certain permitted transferees, without our prior written consent (not to be unreasonably withheld) and such person’s becoming a party to the Tax Receivable Agreement and agreeing to succeed to the applicable Founder’s interest therein.
Fluence Energy LLC Agreement
On October 27, 2021, in connection with the consummation of the Transactions, we and the Founders entered into Fluence Energy, LLC’s Third Amended and Restated Limited Liability Company Agreement (the “Fluence Energy LLC Agreement”), under which we are a member and the sole manager of Fluence Energy, LLC. As the sole manager, we control all the day-to-day business affairs and decision-making of Fluence Energy, LLC without the approval of any other member. We, through our officers and directors, are responsible for all operational and administrative decisions of Fluence Energy, LLC and daily management of Fluence Energy, LLC’s business. Pursuant to the terms of the Fluence Energy LLC Agreement, we cannot be removed or replaced as the sole manager of Fluence Energy, LLC except by our resignation, which may be given at any time by written notice to the members.
Compensation, Fees and Expenses. We are not entitled to compensation for our services as the manager of Fluence Energy, LLC. We are entitled to reimbursement by Fluence Energy, LLC for reasonable fees and expenses incurred on behalf of Fluence Energy, LLC, including all expenses associated with the Transactions, any subsequent offering of our Class A common stock, being a public company and maintaining our corporate existence.
Distributions. The Fluence Energy LLC Agreement requires “tax distributions” to be made by Fluence Energy, LLC to its members, except to the extent Fluence Energy, LLC does not have available cash for such distributions or such distributions are otherwise prohibited by law or any of our future debt agreements. Tax distributions are to be made on a quarterly basis, to each member of Fluence Energy, LLC, including us, based on such member’s allocable share of the taxable income of Fluence Energy, LLC and an assumed tax rate that will be determined by us, as described below. For this purpose, Fluence Energy, Inc.’s allocable share of Fluence Energy, LLC’s taxable income shall be determined without regard to any Basis Adjustments (as defined in the Tax Receivables Agreement). The Fluence Energy LLC Agreement also allows for cash distributions to be made by Fluence Energy, LLC (subject to our sole discretion as the sole manager of Fluence Energy, LLC) to its members on a pro rata basis out of “distributable cash,” as that term is defined in the agreement. We expect Fluence Energy, LLC may make distributions out of distributable cash periodically and as necessary to enable us to cover our operating expenses and other obligations, including our tax liabilities and obligations under the Tax Receivable Agreement, except to the extent Fluence Energy, LLC is insolvent or are otherwise prohibited by law or any of our future debt agreements.
Transfer Restrictions. The Fluence Energy LLC Agreement generally does not permit transfers of LLC Interests by members, except for transfers whereby AES Grid Stability or Siemens Industry transfers all (but not less than all) of its respective LLC Interests to any party (other than certain restricted parties), transfers pursuant to the redemption right described below, transfers to affiliates and transfers approved in writing by us, as manager, and other limited exceptions. In the event of a permitted transfer under the Fluence Energy LLC Agreement, such member will be required to simultaneously transfer shares of Class B-1 common stock or Class B-2 common stock, as the case may be, to such transferee equal to the number of LLC Interests that were transferred to such transferee in such permitted transfer.
The Fluence Energy LLC Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A common stock, each of which we refer to as a “Pubco Offer,” is approved by our Board of Directors or otherwise effected or to be effected with the consent or approval of our Board of Directors, each holder of LLC Interests shall be permitted, but not required, to participate in such Pubco Offer by delivering a redemption notice, which shall be effective immediately prior to, and contingent upon, the consummation of such Pubco Offer. If a Pubco Offer is proposed by Fluence Energy, Inc., then Fluence Energy, Inc. is required to use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the holders of such LLC Interests to participate in such Pubco Offer, if they so elect, to the same extent as or on an economically equivalent basis with the holders of shares of Class A common stock, provided that in no event shall any holder of LLC Interests be entitled to receive aggregate consideration for each common unit that is greater than the consideration payable in respect of each share of Class A common stock pursuant to the Pubco Offer.
Except for certain exceptions, any transferee of LLC Interests must assume, by operation of law or executing a joinder to the Fluence Energy LLC Agreement, all of the obligations of a transferring member with respect to the transferred units, and such transferee shall be bound by any limitations and obligations under the Fluence Energy LLC Agreement even if the transferee is not admitted as a member of Fluence Energy, LLC. A member shall remain as a member with all rights and obligations until the transferee is accepted as substitute member in accordance with the Fluence Energy LLC Agreement.
Recapitalization. The Fluence Energy LLC Agreement (i) recapitalized the units currently held by the existing members of Fluence Energy, LLC into a new single class of LLC Interests and (2) reflected a split of LLC Interests such that one common unit could be acquired with the net proceeds received in the initial offering from the sale of one share of our Class A common stock, after the deduction of the underwriting discount and estimated offering expenses payable by us.
Maintenance of One-to-one Ratio between Shares of Class A Common Stock and LLC Interests Owned by the Company, and One-to-one Ratio between Shares of Class B-1 and Class B-2 common stock and LLC Interests Owned by the Founders. Except as otherwise determined by us, the Fluence Energy LLC Agreement requires Fluence Energy, LLC to take all actions with respect to its LLC Interests, including issuances, reclassifications, distributions, divisions or recapitalizations, such that (1) we at all times maintain a ratio of one common unit owned by us, directly or indirectly, for each share of Class A common stock issued and outstanding, and (2) Fluence Energy, LLC at all times maintains (a) a one-to-one ratio between the number of shares of Class A common stock issued and outstanding and the number of LLC Interests owned by us and (b) a one-to-one ratio between the aggregate number of shares of Class B-1 and Class B-2 common stock issued and outstanding and the number of LLC Interests owned by the Founders and their permitted transferees, collectively.
Issuance of LLC Interests upon Exercise of Options or Issuance of Other Equity Compensation. Upon the exercise of options issued by us (as opposed to options issued by Fluence Energy, LLC), or the issuance of other types of equity compensation by us (such as the issuance of restricted or non-restricted stock, payment of bonuses in stock or settlement of stock appreciation rights in stock), we will have the right to acquire from Fluence Energy, LLC a number of LLC Interests equal to the number of our shares of Class A common stock being issued in connection with the exercise of such options or issuance of other types of equity compensation. When we issue shares of Class A common stock in settlement of stock options granted to persons that are not officers or employees of Fluence Energy, LLC or its subsidiaries, we will make, or be deemed to make, a capital contribution in Fluence Energy, LLC equal to the aggregate value of such shares of Class A common stock and Fluence Energy, LLC will issue to us a number of LLC Interests equal to the number of shares we issued. When we issue shares of Class A common stock in settlement of stock options granted to persons that are officers or employees of Fluence Energy, LLC or its subsidiaries, then we will be deemed to have sold directly to the person exercising such award a portion of the value of each share of Class A common stock equal to the exercise price per share, and we will be deemed to have sold directly to Fluence Energy, LLC (or the applicable subsidiary of Fluence Energy, LLC) the difference between the exercise price and market price per share for each such share of Class A common stock. In cases where we grant other types of equity compensation to employees of Fluence Energy, LLC or its subsidiaries, on each applicable vesting date we will be deemed to have sold to Fluence Energy, LLC (or such subsidiary) the number of vested shares at a price equal to the market price per share, Fluence Energy, LLC (or such subsidiary) will deliver the shares to the applicable person, and we will be deemed to have made a capital contribution in Fluence Energy, LLC equal to the purchase price for such shares in exchange for an equal number of LLC Interests.

Dissolution. The Fluence Energy LLC Agreement provides that the consent of Fluence Energy, Inc. as the managing member of Fluence Energy, LLC and members holding a majority of the voting units is required to voluntarily dissolve Fluence Energy, LLC. In addition to a voluntary dissolution, Fluence Energy, LLC will be dissolved upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (1) first, to pay the expenses of winding up Fluence Energy, LLC; (2) second, to pay debts and liabilities owed to creditors of Fluence Energy, LLC, other than members; and (3) third, to the members pro-rata in accordance with their respective percentage ownership interests in Fluence Energy, LLC (as determined based on the number of LLC Interests held by a member relative to the aggregate number of all outstanding LLC Interests).
Common Unit Redemption Right. The Fluence Energy LLC Agreement provides a redemption right to the Founders which will entitle them to have their LLC Interests redeemed for, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment from the sale of newly issued shares of Class A common stock equal to a volume weighted average market price of one share of Class A common stock for each LLC interest so redeemed, in each case in accordance with the terms of the Fluence Energy LLC Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), we may effect a direct exchange by Fluence Energy, Inc. of such Class A common stock or such cash, as applicable, for such LLC Interests. Such Founders may exercise such redemption right, subject to certain exceptions, for as long as their LLC Interests remain outstanding. In connection with the exercise of the redemption or exchange of LLC Interests (1) such Founders will be required to surrender a number of shares of our Class B-1 common stock or Class B-2 common stock, as the case may be, registered in the name of such redeeming or exchanging Founder, which will automatically be transferred to the Company and will be canceled for no consideration on a one-for-one basis with the number of LLC Interests so redeemed or exchanged and (2) except in the case of a direct exchange as described above, the redeeming Founders will surrender LLC Interests to Fluence Energy, LLC for cancellation. In the event of cash settlement, Fluence Energy, Inc. would issue new shares of Class A common stock and use the proceeds from the sale of these newly-issued shares of Class A common stock to fully fund the cash settlement, which, in effect, limits the amount of the cash payment to the redeeming member.
Each Founder’s redemption rights are subject to certain customary limitations, including the absence of any liens or encumbrances on such LLC Interests redeemed. Additionally, in the case we elect a cash settlement, such Founder may rescind its redemption request within a specified period of time.
The Fluence Energy LLC Agreement requires that in the case of a redemption by a Founder, we contribute cash or shares of our Class A common stock, as applicable, to Fluence Energy, LLC in exchange for an amount of newly-issued LLC Interests that will be issued to us equal to the number of LLC Interests redeemed from the Founder. Fluence Energy, LLC will then distribute the cash or shares of our Class A common stock, as applicable, to such Founder to complete the redemption. Alternatively, we may, at our option, effect a direct exchange by Fluence Energy, Inc. of cash or our Class A common stock, as applicable, for such LLC Interests in lieu of such a redemption. Whether by redemption or exchange, we are obligated to ensure that at all times the number of LLC Interests that we own equals the number of our outstanding shares of Class A common stock (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).
Change of Control Redemption. In the event of certain types of change of control described in the Fluence Energy, LLC Agreement, we will have the right, in its sole discretion, to require each member to effect a redemption of all or a portion of such member's and all other member’s LLC Interests (including common units or any other type, class or series of interests in Fluence Energy, LLC) together with an equal number of shares of Class B common stock; provided, however, that neither AES Grid Stability nor Siemens Industry will be required to effect such a redemption if such member holds at least 15% of the aggregate LLC Interests issued and outstanding. In connection with such redemption, such LLC

Interests and such shares of Class B common stock will be exchanged for shares of Class A common stock (or an economically equivalent amount of cash and securities of a successor entity that would be received by holders of shares of Class A common stock).
Amendments. In addition to certain other requirements, our consent, as manager, and the consent of members holding a majority of the LLC Interests then outstanding and entitled to vote (excluding LLC Interests held directly or indirectly by us) are generally be required to amend or modify the Fluence Energy LLC Agreement.
Stockholders Agreement
Pursuant to the Stockholders Agreement, (a) each of AES Grid Stability and Siemens Industry initially have the right to nominate three of our directors, which shall be reduced to two directors for as long as they shall directly or indirectly, beneficially own, in the aggregate, less than 20% but 10% or more of our Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), and which shall further be reduced to one director for as long as they shall directly or indirectly, beneficially own, in the aggregate, less than 10% but 5% or more of our Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), no Directors if they shall directly or indirectly, beneficially own, in the aggregate, less than 5% of our Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), and (b) the Blocker Shareholder will have the right to nominate one of our Directors if they shall directly or indirectly, beneficially own, in the aggregate, at least 5% of our Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis).
Each of AES Grid Stability, Siemens Industry, and the Blocker Shareholder have also agreed to vote, or cause to vote, all of their outstanding shares of our Class A common stock, Class B-1 common stock and Class B-2 common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the Directors nominated by the other Continuing Equity Owners. Additionally, pursuant to the Stockholders Agreement, we agreed to take all commercially reasonable actions to cause (1) the Board of Directors to be comprised of at least nine directors or such other number of directors as our Board of Directors may determine; (2) the individuals nominated in accordance with the terms of the Stockholders Agreement to be included in the slate of nominees to be elected to the Board of Directors at the next annual or special meeting of our stockholders at which directors are to be elected and at each annual meeting of our stockholders thereafter at which a director’s term expires; and (3) the individuals nominated in accordance with the terms of the Stockholders Agreement to fill the applicable vacancies on the Board of Directors. The Stockholders Agreement allows for the Board of Directors to reject the nomination, appointment or election of a particular director if such nomination, appointment or election would constitute a breach of the Board of Directors’ fiduciary duties to our stockholders or does not otherwise comply with any requirements of our amended and restated certificate of incorporation or our amended and restated bylaws or the charter for, or related guidelines of, the Board of Directors’ nominating and corporate governance committee. The directors appointed by AES Grid Stability and Siemens Industry, each, shall review and have the right to approve the Company’s annual business plan and annual capital expenditure and operating budget prior to the implementation of such annual business plan and annual capital expenditure and operating budget by the Company. In the event that the Board of Directors fails to approve a budget for any fiscal year prior to the first day of such fiscal year, (i) any items of the proposed budget that have been approved will become operative, and (ii) the approved budget for the immediately preceding fiscal year will continue in effect after giving effect to any dispositions or other material changes to the business, subject to a 15% year-over-year increase with respect to overhead and fixed costs. See “Management—Composition of our Board of Directors.”
In addition, the Stockholders Agreement provides that the Company shall not take, and shall cause Fluence Energy, LLC (and its subsidiaries) not to take, any of the following actions (whether by merger, consolidation or otherwise) without the prior written approval of (i) the AES Grid Stability related parties as long as they beneficially own, directly or indirectly, in the aggregate 10% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis) and (ii) the Siemens Industry related parties for as long as they beneficially own, directly or indirectly, in the aggregate 10% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our class A common stock on a one-for-one basis):
•
any buyback, purchase, repurchase, redemption or other acquisition by the Company or Fluence Energy, LLC of any of the securities of the Company, Fluence Energy, LLC or any of their respective subsidiaries, other than repurchases made pursuant to any duly adopted incentive plan, or in connection with any redemption or exchange of common units as set forth in the Fluence Energy LLC Agreement; or

•
the creation of a new class or series of capital stock or equity securities of the Company, Fluence Energy, LLC or any of their respective subsidiaries, provided that this provision will not prohibit Fluence Energy LLC from causing any of its direct or indirect wholly-owned subsidiaries from revising the capitalization of such direct or indirect wholly-owned subsidiaries in the ordinary course of business and that such new class or series of equity securities is held by Fluence Energy LLC or its wholly-owned subsidiaries; or

•
any issuance of additional shares of Class A common stock, Class B-1 common stock, Class B-2 common stock, Preferred Stock or other equity securities of the Company, Fluence Energy, LLC or any of their respective subsidiaries, other than (1) any issuance of additional shares of Class A Common Stock or other equity securities of the Company or its subsidiaries (i) under any duly adopted stock option or other equity compensation plan of the Company or any of its subsidiaries or (ii) in connection with any redemption of common units as set forth in the Fluence Energy LLC Agreement; or (2) any issuance of equity securities by the direct or indirect wholly-owned subsidiaries of Fluence Energy LLC to Fluence Energy LLC or to other wholly-owned subsidiaries of Fluence Energy LLC.

In addition, the Stockholders Agreement provides that the Company shall not take, and shall cause Fluence Energy, LLC (and its subsidiaries) not to take, certain actions (whether by merger, consolidation or otherwise) without the prior written approval of (i) the AES Grid Stability related parties as long as they beneficially own, directly or indirectly, in the aggregate 5% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our class A common stock on a one-for-one basis), and (ii) the Siemens Industry related parties for as long as they beneficially own, directly or indirectly, in the aggregate of 5% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our class A common stock on a one-for-one basis):
•
the appointment of the Company Representative under (and as defined in) the Fluence Energy LLC Agreement, the making of any tax election outside the ordinary course of business, or any change or revocation of any material tax election, or any election to classify Fluence LLC or any Subsidiary (as defined in the Stockholders Agreement) thereof as a corporation for federal income tax purposes; or

•
the (i) resignation, replacement or removal of the Company as the sole manager of Fluence LLC or (ii) appointment of any additional Person (as defined in the Stockholders Agreement) as a manager of Fluence Energy, LLC.

In addition, the Stockholders Agreement provides that the Company shall not take, and shall cause Fluence Energy, LLC (and its subsidiaries) not to take, certain actions (whether by merger, consolidation or otherwise) without the prior written approval of (i) the AES Grid Stability related parties as long as they beneficially own, directly or indirectly, in the aggregate 5% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our class A common stock on a one-for-one basis), (ii) the Siemens Industry related parties for as long as they beneficially own, directly or indirectly, in the aggregate of 5% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our class A common stock on a one-for-one basis) and (iii) the Blocker Shareholder related parties for as long as they beneficially own, directly or indirectly, in the aggregate 5% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our class A common stock on a one-for-one basis):
•	any increase or decrease of the size of the Board;
•	the reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution or winding-up of the Company, Fluence Energy LLC or any of their respective subsidiaries; or
•
any amendment or modification of the Stockholders Agreement or the organizational documents of the Company, Fluence Energy LLC or any of its subsidiaries that would adversely modify the rights, preferences or privileges of any of AES Grid Stability, Siemens Industry or the Blocker Shareholder in a materially disproportionate manner to the non-affected stockholders among AES, Siemens or Blocker Shareholder.

In addition, the Stockholders Agreement provides the Blocker Shareholder with certain “tag along” rights to participate in certain sales of shares and LLC Interests by AES Grid Stability and Siemens Industry. The Stockholders Agreement provides that (x) if either AES Grid Stability or Siemens Industry individually sells 100% of their shares of Class A common Stock, Class B-2 common stock and/or LLC Interests to an unrelated third party (the “Sale Shares”) and (y) the Sale Shares represent 20% or more of all the issued and outstanding shares of Class A common stock (assuming conversion of all outstanding underlying LLC Interests into shares of Class A common stock), then AES Grid Stability or Siemens Industry may sell the Sale Shares and if such party seeks to assign such party’s rights under the Stockholders Agreement to the buyer, Blocker Shareholder shall have the right to participate in the sale of such Sale Shares and sell 100% of Blocker Shareholder’s shares of Class A common stock in connection therewith. In the event (x) AES Grid Stability and Siemens Industry collectively sell Sale Shares and (y) such Sale Shares represent 30% or more of all the issued and outstanding shares of Class A common stock (assuming conversion of all outstanding underlying LLC Interests into shares of Class A common stock), then if (1) (i) AES Grid Stability and Siemens Industry sell 100% of their collective Sale Shares, then (ii) Blocker Shareholder shall have the right to sell to such third party 100% of its shares of Class A common stock or (2) (i) if AES Grid Stability and Siemens Industry sell less than 100% of their Sale Shares, then (ii) Blocker Shareholder shall have the right to sell to such third party a pro rata share of its shares of its Class A common stock.
Notwithstanding the tag-along rights described above, in the event that AES Grid Stability and Siemens Industry collectively sell to a third party 100% of the Class A common Stock, Class B-2 common Stock and LLC Interests they each own (a “Drag-Along Transaction”) and (A) as a result of such Drag-Along Transaction, such third party acquires at least 60% (in the aggregate) of the issued and outstanding shares of Class A common stock (assuming consummation of the underlying LLC Interests into shares of Class A common stock) and (B) the purchase price set forth in the bona fide offer from the third party purchaser is at least a 30% increase on 30-day average trading price for the shares of Class A common stock and LLC (a “Drag Offer”), then AES Grid Stability and Siemens Industry may, at their option, require the Blocker Shareholder to sell 100% of their shares of Class A common stock to the third party by giving written notice to the Blocker Shareholder not less than 30 days prior to the date stated in the Drag Offer for consummation of the sale contemplated by the Drag Offer.
The Stockholders Agreement will terminate upon the earliest to occur of (i) the Continuing Equity Owners ceasing to beneficially own, directly or indirectly, any shares of Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), (ii) the

Continuing Equity Owners ceasing to have any director designation rights under the Stockholders Agreement and (iii) as unanimously agreed between us and the Continuing Equity Owners. In addition, the Stockholders Agreement will terminate (i) as to each of AES Grid Stability and Siemens Industry upon the AES Grid Stability or Siemens Industry related parties, respectively, ceasing to beneficially own, directly or indirectly, any Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our class A common stock on a one-for-one basis) and (ii) solely as to the Blocker Shareholder, at its sole discretion, upon (A) (x) the Board no longer having a Blocker Shareholder director and (y) the Blocker Shareholder owning, directly or indirectly, less than 5% of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our class A common stock on a one-for-one basis) or (B) following a transfer by either AES Grid Stability or Siemens Industry of common stock or LLC Interests and the right to designate a director to an unaffiliated third party, in the event the Blocker Shareholder determines that it would not be able to vote for a director candidate nominated by such third party transferee.
The Stockholders Agreement may not be assigned without the express prior written consent of the other parties thereto; provided, however, that each of AES Grid Stability, Siemens Industry and Blocker Shareholder is permitted to assign to their respective permitted transferees under the Stockholders Agreement (so long as any such permitted transferee becomes a party to the Stockholders Agreement); and provided further, that each of AES Grid Stability, Siemens Industry and Blocker Shareholder is permitted, without the consent of any party, to assign its rights and obligations under the Stockholders Agreement to a transferee of all (but not less than all) of its respective Class A common stock, Class B-1 common stock, Class B-2 common stock and/or LLC Units (as applicable) in a transfer not prohibited by the LLC Agreement, so long as such transferee agrees to become party to, and be bound by all of the provisions of the Stockholders Agreement.
Credit Support and Reimbursement Agreement
We are party to an Amended and Restated Credit Support and Reimbursement Agreement with AES and Siemens Industry whereby they may, from time to time, agree to furnish credit support to us in the form of direct issuances of credit support to our lenders or other beneficiaries or through their lenders’ provision of letters of credit to backstop our own facilities or obligations. Pursuant to the Credit Support and Reimbursement Agreement, if AES or Siemens Industry agree to provide a particular credit support (which they are permitted to grant or deny in their sole discretion), they are entitled to receipt of a credit support fee and reimbursement for all amounts paid to our lenders or other counterparties, payable upon demand. The Credit Support and Reimbursement Agreement will not provide any credit support from September 30, 2026, provided that either AES or Siemens Industry will be permitted to terminate the agreement upon six months prior notice.
Registration Rights Agreement
On November 2, 2021, we entered into a Registration Rights Agreement with the Continuing Equity Owners in connection with the IPO. The Registration Rights Agreement provides certain of the Continuing Equity Owners with “demand” registration rights whereby they can require us to register under the Securities Act the offer and sale of shares of Class A common stock issuable to them, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), upon redemption or exchange of their LLC Interests. The Registration Rights Agreement also provides for customary “piggyback” registration rights for all parties to the agreement.
Intellectual Property License Agreements
On June 9, 2021, we entered into amended and restated intellectual property license agreement with Siemens pursuant to which Siemens entities will grant worldwide, non-exclusive, non-transferable, perpetual, royalty-free license to conduct certain non-exclusive activities for certain permitted business purposes and to engage in permitted sublicensing thereunder, subject to various exceptions. Similarly, we granted Siemens perpetual, non-exclusive, worldwide rights to do any acts within the current and future fields of business of Siemens or Siemens Industry, which are not activities which are exclusive to us and which would otherwise infringe any of the contributed Siemens intellectual property under fair, reasonable and non-discriminatory royalty terms, to be negotiated by the parties thereto before the licenses are exercised. The license agreement contains customary indemnification and limitation of liability provisions. Neither party will be permitted to assign their rights or obligations without the consent of the other party thereto.
Equipment and Services Purchase Agreement
On October 27, 2021, in connection with the consummation of the IPO, we entered into an Amended and Restated Equipment and Services Purchase Agreement with Siemens Industry pursuant to which Siemens Industry has agreed to supply electrical balance of plant equipment and related services to us under preferred purchasing conditions. The Amended and Restated Equipment and Services Purchase Agreement contains customary provisions regarding orders and payment, delivery, title and risk of loss, quality control, warranties, force majeure, intellectual property, indemnification, confidentiality and dispute resolution, among others.
Storage Core Frame Purchase Agreements
On October 27, 2021, in consummation of the IPO, we will enter into an amended and restated storage core frame purchase agreement with each of AES Grid Stability and Siemens Industry, pursuant to which AES Grid Stability and Siemens Industry, purchase energy storage equipment and related services from us under preferred purchasing conditions, including most-favored-nation pricing, either for use in their own electrical transmission and distribution projects or for resale to their own end-customers. The storage core frame purchase agreements contain customary provisions regarding orders and payment, delivery, title and risk of loss, quality control, warranties, force majeure, intellectual property, indemnification, confidentiality and dispute resolution, among others. The term of these agreements commenced upon the consummation of the IPO and shall continue until the earlier of the (x) seven year anniversary thereof and (y) the date on which AES Grid Stability or Siemens Industry, as applicable, hold less than 10% of the then outstanding voting power. If AES Grid Stability and Siemens Industry hold at least 20% of the then-outstanding voting power, they shall cause their business units to purchase certain of our product offerings exclusively from us. If AES Grid Stability and Siemens Industry hold at least 10% of the then-outstanding voting power, neither it or its affiliates will directly or indirectly engage in any of the defined exclusive activities set forth in the agreement, subject to us maintaining certain sales volume requirements. Upon transfer of title with respect to any equipment purchased thereunder, we will grant such affiliate a non-exclusive, transferable, fully paid-up with no further royalty obligations, worldwide license in all intellectual property owed or licensed by us which are necessary for their use and enjoyment of such equipment. Neither party is permitted to assign their rights or obligations, other than to an affiliate, without the written consent of the other party thereto, which consent shall not be unreasonably withheld. If any dispute arises regarding payments, either party shall pay all undisputed amounts, and both parties shall attempt in good faith to resolve the dispute as promptly as practicable. If parties are unable to resolve a dispute within 30 days, then either party may submit the dispute to arbitration.
Master Sales Cooperation Agreement
Siemens Industry, Inc. and Fluence Energy, LLC previously entered into a master sales cooperation agreement on January 1, 2018 for the intent of cooperating to ensure meeting customer demands, timely delivery of high-quality battery energy storage solutions and related service and effective order planning and processing. The parties agree that the initial master sales cooperation agreement is terminated effective as of the date of the signing of the new master sales cooperation agreement and that this agreement replaces the initial agreement. In order to accelerate the adoption of energy storage in the market and to leverage Siemens’ extensive sales reach, Fluence is using Siemens sales organizations and customer relationships in some countries to bring Fluence’s battery energy storage solutions to Siemens customers as well as working together to assist Siemens in offering battery energy storage solutions as part of a larger solution. Both parties intend to cooperate and deliver value to each of the parties’ customers. Siemens intends to support Fluence in a potential usage of the Siemens sales organization worldwide. The support that Siemens can provide will be defined by a country specific agreement and/or project related agreements. The decision to pursue any specific project or transactions under any of the agreements shall be made independently and at the sole discretion of the parties. The cooperation activities are non-exclusive, neither party shall have grounds for any claim under any theory of law against the other party as it relates to this agreement, modifications shall only be valid if made in writing, and the agreement will continue in effect until December 31, 2022 and automatically extend by consecutive one-year intervals unless terminated by a party upon three months prior written notice to the other party.
Indemnification Agreements
We have entered into indemnification agreements with each of our current directors, and intend to enter into new indemnification agreements with each of our current directors and officers. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by applicable law.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2023 (the “2023 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 4601 Fairfax Drive, Suite 600 Arlington, Virginia 22203, in writing not later than September 30, 2022.
Stockholders intending to present a proposal at our 2023 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting no earlier than the close of business on November 23, 2022 and no later than the close of business on December 23, 2022. The notice must contain the information required by our Bylaws. In the event that the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after January 28, 2023, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business of the 90th day prior to the 2023 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
HOUSEHOLDING
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
2021 ANNUAL REPORT
Our 2021 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice and Access Card can access our 2021 Annual Report, including our Annual Report on Form 10-K for 2021, at www.proxyvote.com.
Our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary, Fluence Energy, Inc., 4601 Fairfax Drive, Suite 600 Arlington, Virginia, 22203.

Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice and Access Card or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.
By Order of the Board of Directors

Francis A. Fuselier
SVP, General Counsel and Secretary
Arlington, Virginia
January 28, 2022

FLUENCE
A Siemens and AES Company

FLUENCE ENERGY, INC.
4601 FAIRFAX DRIVE, SUITE 600
ARLINGTON, VA 22203

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 22, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FLNC2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 22, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D65969-P66250 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

FLUENCE ENERGY, INC.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

NOMINEES:

01) Herman Bulls	04) Harald von Heynitz	07) Axel Meier	10) John Christopher Shelton
02) Elizabeth Fessenden	05) Barbara Humpton	08) Lisa Krueger	11) Simon James Smith
03) Cynthia Arnold	06) Julian Nebreda	09) Emma Falck	12) Manuel Perez Dubuc

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D65970-P66250

Fluence Energy, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Fluence Energy, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, March 23, 2022, at 10:00 a.m., Eastern Time. Manual Perez Dubuc and Dennis Fehr or either of them, are hereby appointed proxies, with power of substitution to each, to represent and to vote as designated on the reverse side of this proxy card. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FLNC2022. For instructions on how to attend and vote these shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled "General Information about the Annual Meeting and Voting - How can I attend and vote at the Annual Meeting?"

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side